EX-99.28(h)(2)(g)

AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of the 12th day of November, 2012, to the Transfer Agent Servicing Agreement, dated August 27, 1999, as amended January 1, 2002, April 12, 2002, July 24, 2002, October 1, 2003, August 28, 2006, and January 29, 2010 (the “Agreement”), is entered into by and between JACOB FUNDS INC. f/k/a JACOB INTERNET FUND INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend said Agreement; and

NOW THEREFORE, the Company and USBFS agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

JACOB FUNDS INC.                                                                           U.S. BANCORP FUND SERVICES, LLC

By:           /s/ Ryan I. Jacob                                           By:           /s/ Michael R. McVoy

Name:           Ryan Jacob                                           Name:   Michael R. McVoy
Title:           Chairman                                                                                Title:   Executive Vice President

Exhibit A to the Transfer Agent Servicing Agreement – Jacob Funds Inc.

Fund Names

Name of Series                                                                                                           Date Added
Jacob Internet Fund                                                                                              August 27, 1999
Jacob Small Cap Growth Fund                                                                            January 29, 2010
Jacob Wisdom Fund                                                                                              January 29, 2010
Jacob Micro Cap Growth Fund                                                                           November 12, 2012